
                                                                    EXHIBIT 10ww
                                 TRUST AGREEMENT

                                       FOR

                         BRUSH ENGINEERED MATERIALS INC.

                     EXECUTIVE DEFERRED COMPENSATION PLAN II

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                                TABLE OF CONTENTS

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                                                                                          Page
RECITALS                                                                                    1

DEFINITIONS                                                                                 1

TRUST FUND                                                                                  2

SEPARATE ACCOUNTS                                                                           3

CHANGE OF CONTROL                                                                           3

PAYMENTS TO PARTICIPANTS AND BENEFICIARIES                                                  4

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO PARTICIPANTS WHEN CORPORATION OR
EMPLOYER INSOLVENT                                                                          5

PAYMENTS TO EMPLOYER                                                                        6

ADDITIONAL POWERS, DUTIES, AND IMMUNITIES OF THE TRUSTEE                                    7

ACCOUNTING BY TRUSTEE                                                                      11

RESPONSIBILITY OF TRUSTEE                                                                  11

COMPENSATION AND EXPENSES OF TRUSTEE                                                       12

TENURE AND SUCCESSION OF TRUSTEES                                                          12

AMENDMENT AND TERMINATION                                                                  13

AMENDMENTS TO PLAN                                                                         14

GENERAL PROVISIONS                                                                         14

INDEMNIFICATION OF TRUSTEE                                                                 15

AMERICAN JOB CREATIONS ACT OF 2004                                                         16

                                 TRUST AGREEMENT
                                       FOR
                         BRUSH ENGINEERED MATERIALS INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN II

      THIS AGREEMENT made this 10th day of March, 2005 by and between BRUSH ENGINEERED MATERIALS INC., an Ohio corporation (the "Corporation") and FIFTH THIRD BANK (together with any successor designated in accordance with Section 12 of this Agreement, the "Trustee"),

                              W I T N E S S E T H:

      WHEREAS, each Employer has adopted the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II (the "Plan"), a copy of which has been provided to the Trustee; and

      WHEREAS, each Employer has incurred or expects to incur liability under the terms of the Plan with respect to its employees participating in the Plan;

      WHEREAS, the Corporation wishes to establish a trust (the "Trust") and to have each Employer contribute to the Trust assets that shall be held therein subject to the claims of each such Employer's creditors in the event of such Employer's Insolvency, as herein defined, until paid to such Employer's Plan Participants and their Beneficiaries in such manner and at such times as specified in the Plan;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

      WHEREAS, it is the intention of each Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. DEFINITIONS

      As used in this Agreement, the following words and phrases shall have the following meanings:

      (a) "AJCA" means the American Jobs Creation Act of 2004.

      (b) "Beneficiary" shall mean a "Beneficiary" as determined pursuant to the Plan, if the Participant (as hereinafter defined) is deceased, or a permitted assignee of a Participant as determined pursuant to the Plan.

      (c) "Board" shall mean the Board of Directors of the Corporation.

      (d) "Change of Control" shall mean, with respect to the Corporation, that any of the following events shall occur:

      (1) The Board at any time shall fail to include a majority of Directors who are either "Original Directors" or "Approved Directors". An Original Director is a Director who is serving on January 1, 2005. An Approved Director is a Director, who after such date, is elected, or is

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   nominated for election by the shareholders, by a vote of at least two-thirds of the Original Directors and the previously elected Approved Directors, if any.

      (2) Any person (as the term "person" is defined in Section 1701.01(G) of the Ohio Revised Code) shall have made a "control share acquisition" (as the term "control share acquisition" is defined in Section 1701.01(Z) of the Ohio Revised Code) of shares of the Corporation without having first complied with
   Section 1701.831 of the Ohio Revised Code (dealing with control share acquisitions).

      (3) The Board shall at any time determine in the good faith exercise of its judgment that (A) any particular actual or proposed accumulation of shares of the Corporation, tender offer for shares of the Corporation, merger, consolidation, sale of assets, proxy contest, or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change of Control falling within (1) above or (2) above, and
   (B) it is in the best interests of the Corporation and its shareholders, and will serve the intended purposes of this Agreement, if such transaction or event or series of transactions or events is deemed to be a Change of Control.

      (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

      (f) "Committee" shall mean the Compensation Committee as defined in the Plan and the Compensation Committee's delegate(s) pursuant to the Plan.

      (g) "Corporation" shall mean Brush Engineered Materials Inc., an Ohio Corporation.

      (h) "Employer" shall mean the Corporation and any other corporation in a controlled group of corporations (under Code Section 414(b)) of which the Corporation is a member which, with the authorization of the Board, adopts the Plan for the benefit of its employees pursuant to resolution of its board of directors.

      (i) "Insolvent" or "Insolvency" shall mean, with respect to an Employer, that such Employer is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as now in force or hereafter amended.

      (j) "Investment Property" shall mean the investment funds designated under the Plan to provide the deemed investment return for a Participant's Account under the Plan.

      (k) "Participant" shall mean a "Participant" as defined in the Plan and for whom an account has been established pursuant to Section 3 of this Agreement.

      (l) "Plan" shall mean the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II, as the same shall be amended from time to time.

      Any capitalized term used herein as a defined term that is not defined herein shall have the meaning set forth in the Plan.

SECTION 2. TRUST FUND.

      (a) The Employer shall make an initial contribution to the Trust, which shall become principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement.

      (b) The Trust hereby established shall be revocable by the Corporation prior to a Change of Control; it shall become irrevocable upon a Change of Control. A sub-trust hereby established shall be revocable by the Employer prior to a Change of Control, it shall become irrevocable upon a Change of Control. The Trust hereby established shall be amended only as provided in Section 13 of this Agreement.

      (c) The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

      (d) The principal of the Trust contributed by each Employer, and any earnings thereon, shall be held in a sub-trust separate and apart from other funds of the Employer (and sub-trusts with respect to other Employers) and shall be used exclusively for the uses and purposes of Participants and Beneficiaries with respect to such Employer and general creditors with respect to such Employer as herein set forth. Participants and Beneficiaries shall have no preferred claim on or any beneficial ownership or security interest in any assets of the Trust (or a sub-trust). Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their Beneficiaries against the Employer (and the Corporation). Any assets held by the Trust in a sub-trust with respect to an Employer will be subject to the claims of the Employer's general creditors under federal and state law in the event of Insolvency of such Employer.

      (e) The Employer, in its sole discretion, may at any time or from time to time make additional deposits to the Trust of cash or other property that is acceptable to the Trustee to augment the principal of any separate account hereunder to be held, administered and disposed of by Trustee as provided in this Agreement. Neither the Trustee nor any Participant or Beneficiary shall have any right to compel such additional deposits.

SECTION 3. SEPARATE ACCOUNTS.

      The Trustee shall create and maintain one or more separate accounts in the name of each Participant named by the Corporation in a Participant Listing, a copy of which shall be provided by the Corporation to the Trustee and is hereby incorporated by reference into and made a part of this Agreement and any subsequent addition(s) to such Listing (which additions shall be made by the Corporation by notice to the Trustee), including a separate account in the name of each Participant in respect of each Employer of such Participant, and shall allocate to such separate account(s) the cash or other property contributed in respect of such Participant by such Employer of such Participant. Each such separate account shall be maintained and administered separately, and credited and debited, as herein provided, but all such separate accounts (and sub-trusts) may be invested by the Trustee as a single trust fund.

SECTION 4. CHANGE OF CONTROL.

      If a Change of Control occurs (i) the Corporation shall immediately deliver to the Trustee, with a copy to each Participant or Beneficiary, a written notice to that effect authorized by the Committee and signed by two officers of the Corporation, or (ii) a Participant or Beneficiary, may, with a copy to the Corporation, notify the Trustee in writing to that effect. The Trustee may conclusively rely on any such notification from the Corporation. If the Trustee receives such notification from a Participant or Beneficiary and not from the Corporation, the Trustee shall immediately notify the Corporation and the Board thereof. If the Corporation does not within fifteen (15) business days after receipt of such notification from the Trustee deliver to the Trustee written objection thereto, a Change of Control shall be deemed to have occurred for purposes of this Agreement; if the Trustee timely receives such written objection from the Corporation, the Trustee shall forthwith, in its sole discretion, determine whether a Change of Control has occurred, and if the Trustee determines that a Change of Control has occurred, a Change of Control shall be deemed to have occurred for purposes of this Agreement; and during the period in which the Trustee is determining whether a Change of Control has occurred, the Trustee shall

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administer this Agreement as though a Change of Control had occurred, except that the Trustee shall make no payments to Participants and Beneficiaries from the Trust other than as provided in Section 5(c) of this Agreement. The determination of the Trustee upon any such objection shall be final and binding for purposes of this Agreement. In making such determination, the Trustee may in its sole discretion consult with independent legal counsel and shall incur no liability for acting or refraining from acting in accordance with the advice of such counsel. Except as otherwise provided in this Section 4, the Trustee shall have no independent obligation to make a determination as to the occurrence of a Change of Control.

SECTION 5. PAYMENTS TO PARTICIPANTS AND BENEFICIARIES.

      (a) The Corporation shall provide the Trustee with a copy of each amendment to the Plan within a reasonable period after the adoption thereof. The Corporation shall maintain adequate records identifying each Employer's obligations to each Participant and Beneficiary under the Plan. At any time reasonably requested by the Trustee after a Change of Control, the Corporation shall provide the Trustee with copies of such records.

      (b) After a Change of Control, and provided that the Corporation or the Employer in respect of such Participant is not then Insolvent and the Participant or Beneficiary is otherwise then entitled to payment under the Plan, upon receipt by the Trustee of both (i) a certificate signed by the Participant or Beneficiary, substantially in the form of Exhibit 5(b)(1) attached hereto and made a part of this Agreement, and (ii) an affidavit executed by the Participant or Beneficiary in the form of Exhibit 5(b)(2) attached hereto and made a part of this Agreement, the Trustee shall make a payment to the Participant or Beneficiary from the assets of his separate account(s) under the Trust (and respective Employer's sub-trust) in an amount equal to the lesser of the amount specified in such certificate or the amount of assets then held in his separate account(s) under the Trust (and respective Employer's sub-trust). Upon receipt of an affidavit in the form of Exhibit 5(b)(2) attached hereto and made a part of this Agreement, the Trustee shall forthwith forward a copy of the affidavit to the Corporation. If the Corporation does not within fifteen (15) business days after receipt of such notification from the Trustee deliver to the Trustee written objection thereto, the Participant or Beneficiary shall be deemed to be entitled to payment under the Plan in the amount specified; if the Trustee timely receives such written objection from the Corporation, the Trustee shall forthwith, in its sole discretion, determine whether the Participant or Beneficiary is entitled to payment under the Plan (and the amount thereof), and if the Trustee determines that the Participant or Beneficiary is entitled to payment under the Plan, the Participant or Beneficiary shall be deemed entitled to payment under the Plan as so determined. The determination of the Trustee upon any such objection shall be final and binding for purposes of this Agreement. In making such determination, the Trustee may in its sole discretion consult with independent legal counsel and shall incur no liability for acting or refraining from acting in accordance with the advice of such counsel. Except as otherwise provided in this Section 5, the Trustee shall have no independent obligation to make a determination as to a Participant's or Beneficiary's entitlement to payment under the Plan. Whenever the Trustee pays any amount to a Participant or Beneficiary pursuant to this Section 5(b) on a date later than the date on which the Employer was obligated to pay the amount under the Plan, the Trustee shall also pay to the Participant or Beneficiary an additional amount, subject to the sufficiency of the assets of his separate account(s) in the respective Employer's sub-trust, as interest on the amount so paid. The interest shall be paid for the period from the date on which the Employer was obligated to pay the amount through the date on which the Trustee pays the amount and shall be calculated at the rate borne by United States Treasury Bills of ninety (90) days maturity as determined from the Treasury auction immediately preceding the date of such payment. The Trustee shall use its reasonable best efforts to make such payment within ten business days following satisfaction of the conditions for such payment under this Section 5(b), or, if later than ten business days after the satisfaction of the conditions for such payment under this Section 5(b), as soon as reasonably practicable.

      (c) Provided that the Corporation or the Employer in respect of such Participant is not then Insolvent, upon receipt by the Trustee of a written direction from the Committee, the Trustee shall make a payment to the Participant or Beneficiary directly or, prior to a Change of Control, indirectly through the Employer (or through reimbursement of the Employer following the Employer's payment to the Participant or Beneficiary) from the assets of his separate account(s) under the Trust (and respective Employer's sub-trust) in an amount equal to the lesser of the amount specified in such written direction or the amount of assets then held in his separate account(s) under the Trust (and respective Employer's sub-trust). Such payment shall be by bank check or cashier's check and shall be transmitted to the Participant or Beneficiary together with a letter substantially in the applicable form of Exhibit 5(c) attached hereto and made a part of this Agreement signed by an officer of the Trustee. The Trustee shall use its reasonable best efforts to make such payment within ten business days following satisfaction of the conditions for such payment under this Section 5(c), or, if later than ten business days after the satisfaction of the conditions for such payment under this Section 5(c), as soon as reasonably practicable.

      (d) The Trustee shall, after consultation with the Committee, make such provision as it considers necessary or appropriate for the withholding of any federal, state, and local taxes that may be required to be withheld in connection with and/or from any payment under Section 5(b) of this Agreement. The Employer shall make such provision as it considers necessary or appropriate for the withholding of any federal, state, and local taxes that may be required to be withheld in connection with any payment under Section 5(c) of this Agreement, but the Committee may in the written notice to the Trustee directing payment instruct the Trustee to withhold such taxes and transmit such taxes to the appropriate authority.

      (e) If the amount of assets of his separate account(s) under the Trust (sub-trust) is not sufficient to provide for full payment to the Participant or Beneficiary as specified in Section 5(b) of this Agreement or Section 5(c) of this Agreement, the Employer in respect of such Participant or the Corporation shall make the balance of such payment as provided in the Plan and the Trustee shall have no obligation with respect thereto.

      (f) If any payment to the Participant or Beneficiary referred to in
Section 5(b) of this Agreement or Section 5(c) of this Agreement exceeds that to which the Participant or Beneficiary is entitled pursuant to the Plan, the Participant or Beneficiary shall be obligated to repay the Employer (of the sub-trust from which payment was made) with respect to the excess, but the Trustee shall have no obligation with respect to the excess.

      (g) Receipt by a Participant or Beneficiary of any payment or distribution from the Trust shall be deemed to constitute agreement by the Participant or Beneficiary to the terms and conditions required for the receipt of benefits pursuant to the Plan.

      (h) Notwithstanding any other provision herein to the contrary, in no circumstances shall the Trustee be liable to any Participant or Beneficiary for any insufficiency of the Trust (or respective Employer's sub-trust) assets (or his separate account(s)) to discharge payments hereunder, rather, the liability for all such payments shall be and remain the ultimate responsibility of the Employer, and if the assets of any Participant's separate account(s) under the Trust (and respective Employer's sub-trust) are insufficient at any time to make payments to such Participant or Beneficiary in accordance with the provisions of the Plan, the Employer with respect to the Participant or Beneficiary or the Corporation shall make the balance of any such payment as it falls due.

SECTION 6. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO PARTICIPANTS WHEN
           CORPORATION OR EMPLOYER INSOLVENT.

      (a) At all times during the continuance of this Trust, the principal and income of a sub-trust with respect to an Employer shall be subject to claims of general creditors of such Employer under federal and state law as set forth below.

      (1) The Board and the highest ranking officer of the Corporation and the highest ranking officer of the Employer shall have the duty to inform the Trustee in writing of such Employer's Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries of such Employer (if the Employer is the Corporation, the Trustee shall discontinue payment of benefits to all Participants and Beneficiaries).

      (2) Unless the Trustee has actual knowledge of an Employer's Insolvency, or has received notice from the Corporation or such Employer or a person claiming to be a creditor alleging that such Employer is Insolvent, the Trustee shall have no duty to inquire whether an Employer is Insolvent. The Trustee may in all events rely on such evidence concerning each Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning such Employer's solvency.

      (3) If at any time the Trustee has determined that an Employer is Insolvent, the Trustee shall discontinue payments with respect to such Employer's Participants or their Beneficiaries (if the Employer is the Corporation, the Trustee shall discontinue payment of benefits to all Participants and Beneficiaries) and shall hold the assets of the sub-trust with respect to such Employer for the benefit of the Employer's general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Employer (or the Corporation) with respect to benefits due under the Plan or otherwise.

      (4) The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 5 of this Agreement only after the Trustee has determined that the Employer (and/or Corporation, as applicable) is not Insolvent (or is no longer Insolvent).

      (b) If the Trustee discontinues payments of benefits from the Trust pursuant to Section 6(a) of this Agreement and subsequently resumes such payments, subject to the sufficiency of each Participant's separate account(s) in the respective Employer's sub-trust to make required payments to such Participant or Beneficiary, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Participant or Beneficiary in accordance with the provisions of the Plan, during the period of such discontinuance, less the aggregate amount of payments made to the Participant or Beneficiary by the Employer (or Corporation) in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 7. PAYMENTS TO EMPLOYER.

      (a) Except as provided in Sections 7(b), 7(c), 13(a), or 13(b) hereof, the Employer shall have no right or power to direct the Trustee to pay any assets of the Trust to the Employer.

      (b) Upon the written direction of the Committee with respect to the separate account(s) of a Participant or Beneficiary in a respective Employer's sub-trust and delivered to the Trustee prior to a Change of Control, the Trustee shall pay to the Employer all or such portion of any assets of such separate account(s) of such Employer's Participant or Beneficiary then in the Trust (and the respective Employer's sub-trust) as may be specified in such direction.

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      (c) Without limiting payment arrangements that may be established by the
Trustee and Employer as provided in Section 5(c), within ten business days after payment, if any, in full by the Employer (or Corporation) or by the Trustee to the Participant or Beneficiary pursuant to Section 5 of this Agreement, of all benefits to which the Participant or Beneficiary is entitled under the Plan, as determined pursuant to this Section 7(c), the Trustee shall distribute to the Employer all of the assets, if any, of the separate account(s) of such Employer's Participant or Beneficiary held by the Trust (and the respective Employer's sub-trust). The Trustee shall make such payment to the Employer only upon receipt by the Trustee of a written request from the Employer authorized by the Committee and signed by two officers of the Employer and after it has made a determination pursuant to this Section 7(c) that the Participant or Beneficiary has received payment in full of all amounts to which he is or may be entitled (or is no longer and will not become entitled to any amounts) under the Plan. Together with any request for payment with respect to a Participant or Beneficiary, the Employer or Corporation shall provide the Trustee with copies of the Corporation's or Employer's books and records identifying the Employer's obligations to the Participant or Beneficiary under the Plan, and such other evidence of the Employer's (or Corporation's) satisfaction of the Employer's obligations under the Plan as the Trustee shall desire. Upon receipt of the Employer's request, the Trustee shall notify the Participant or Beneficiary that it is considering the Employer's request and shall provide the Participant or Beneficiary with a copy of all documents and information submitted by the Employer. The Participant or Beneficiary may object to the Employer's request in writing and may submit any information or arguments to support his position within thirty (30) days of such notice or such extended time as the Trustee may, upon application, grant. If the Participant or Beneficiary objects, the Trustee shall so advise the Employer and Committee and afford the Employer and Committee a reasonable opportunity to respond. If there is a disputed request, the Trustee shall determine in its sole discretion whether the Participant or Beneficiary is or may be entitled to any amounts under the Plan. In making its determination, the Trustee shall adhere to the following: The Employer shall have the burden of proving its claim by clear and convincing evidence, and the Trustee shall resolve any reasonable doubt in favor of the Participant or Beneficiary. In making its decision, the Trustee shall disregard any amendment or modification to the Plan adopted on or after a Change of Control that purports to decrease benefits with respect to the Participant or Beneficiary. The decision of the Trustee upon any such request shall be final and binding for purposes of this Agreement. Notwithstanding the foregoing, if the Trustee determines in its sole discretion that, in the event of any disputed request as described in this
Section 7(c), it is unable to determine the proper party to which assets are payable, the Trustee may thereupon apply to a court of competent jurisdiction, including by way of an interpleader action, for a judicial determination of the proper payee. The Trustee shall have no liability with respect to any such action, other than for the payment of assets in accordance with such judicial determination.

SECTION 8. ADDITIONAL POWERS, DUTIES, AND IMMUNITIES OF THE TRUSTEE.

      (a) In the administration of the Trust, the Trustee shall, subject to
Section 8(b), have the following additional powers, duties, and immunities:

      (1) The Trust assets, including any income accumulated and added to principal, shall be invested by the Trustee with the purpose of the preservation of principal and liquidity. The rate of return on investments, while important, shall not take precedence over safety of principal. Notwithstanding the two immediately preceding sentences, the Trust assets may be invested by the Trustee in Investment Property in accordance with timely written direction by the Corporation or the Committee to the Trustee, which direction shall include the amount to be invested in the Investment Property, the investment fund(s) that constitutes the Investment Property, and the Participant's name and separate account to which the investment direction relates. The Trustee shall have the powers:

            (A) to receive, hold, manage, improve, repair, sell, lease, pledge, mortgage, exchange or otherwise dispose of all or any part of the Trust assets upon such terms, prices and conditions as it deems advisable;

            (B) to invest and reinvest the Trust assets in any property or undivided interest therein, wherever located, including bonds, notes (secured or unsecured), stock of corporations, time and savings deposits (including savings deposits and certificates of deposit in the Trustee or its affiliates if such deposits bear a reasonable rate of interest), real estate or any other interest therein, shares in investment trusts and stock in mutual funds and investment companies (including investment trusts, mutual funds, and investment companies to which the Trustee or an affiliate thereof may serve as investment advisor, sponsor, underwriter, manager, administrator, distributor, custodian, transfer agent, or in any other capacity for which it may receive a fee), and annuities and other policies of insurance, upon such terms, prices and conditions as it deems advisable, without being restricted by any statute or rule of law governing the investments in which a trustee may invest funds held by it, and without regard to the proportion which an investment may bear to the entire amount of the Trust assets or any separate account under the Trust;

            (C) with the prior, written approval of the Committee, to borrow money upon such terms and conditions and for such purposes as it deems advisable;

            (D) to vote in person or by proxy the stocks, securities, or other investments which it holds as Trustee; to execute and deliver proxies, powers of attorney, and other agreements which it deems advisable; to exchange the securities of any corporation or issuing authority for other securities upon such terms and conditions as it deems advisable; to consent to or oppose any corporate action; to pay all assessments and subscriptions as it deems advisable; to exercise options and, in general, to exercise in respect of all stocks, securities, or other investments which it holds as Trustee all rights, powers and privileges as might be exercised by an individual in his own right;

            (E) to execute such instruments, deeds, leases, mortgages, contracts, agreements, assignments, transfers, bills of sale, and other documents of any kind, as it deems advisable; and

            (F) to retain uninvested cash in the Trust either in its banking department or elsewhere to meet contemplated payments or transfers from the Trust, or temporarily awaiting investment, without liability for interest thereon.

      (2) The Trustee is empowered to register securities, and to take and hold title to other property, in the name of the Trustee or in the name of a nominee without disclosing the Trust. Securities also may be held in bearer form and may be held in bulk with certificates of the same class and issuer which are assets of other fiduciary accounts. The Trustee shall be responsible for any wrongful acts of any nominee of the Trustee.

      (3) The Trustee is empowered to employ such agents and attorneys as the Trustee shall deem advisable and to determine and pay the reasonable compensation of any agents and attorneys so employed, without diminution of the compensation of the Trustee. Unless paid by the Corporation, such compensation shall be charged against the separate accounts from time to time held under the Trust in such proportions as the Trustee shall deem equitable. The Trustee shall not be liable for any neglect, omission, or wrong doing of any such agent or attorney if reasonable care is exercised in the selection of such agent or attorney.

      (4) The Trustee is empowered to take all actions necessary or advisable in order to collect any insurance, annuity, or other benefits or payments of which the Trustee is the designated beneficiary. The Trustee further is empowered to enforce, release, compromise, and settle any and all claims in favor of or against the Trust or any separate account under the Trust, whether or not such claims are in litigation, upon such terms and conditions as the Trustee shall deem advisable.

      (5) The Trustee is authorized to segregate and hold separately any part or all of the Trust assets from time to time allocable to the separate accounts then existing or to hold any part or all of the Trust assets as a single commingled fund and allocate undivided interests in the same among the separate accounts then existing.

      (6) The Trustee is empowered to pay out of the Trust, as a general charge thereon, or in the sole discretion of the Trustee as a charge to one or more affected separate accounts any and all taxes of whatsoever nature assessed against the Trust; provided, however, that, if the Corporation shall notify the Trustee in writing that in the opinion of its counsel any such tax is not lawfully assessed, the Trustee, if so requested by the Corporation, shall contest the validity of such tax in any manner deemed appropriate by the Corporation or its counsel. The word "taxes", as used herein, shall be deemed to include any interest or penalties assessed in respect to such taxes. Unless the Trustee first shall have been indemnified to its satisfaction by the Corporation, however, the Trustee shall not be required to contest the validity of any tax, to institute, maintain, or defend against any other action or proceeding, or to incur any other expense in connection with the Trust, except to the extent that the Trust is sufficient therefor.

      (7) The Trustee shall have all other powers and duties conferred or imposed on trustees by law which are consistent with the provisions of this instrument and such further powers as may be required to give effect to the powers and duties of the Trustee expressly set forth in this instrument.

      (8) Notwithstanding anything to the contrary in this Section or any other provision of this Agreement or any power granted to the Trustee pursuant to law: The Trustee shall have no power to invest any of the Trust assets in securities or obligations of the Employer or any subsidiary or affiliate of the Employer nor any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. If an insurance policy or annuity contract is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of such policy or contract other than the Trust, to assign the policy or contract (as distinct from conversion of the policy or contract to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against or withdrawal from such policy or contract.

      (9) The Trustee shall not be required to furnish bond, nor shall the Trustee be required to obtain leave or confirmation from any court before exercising any of the powers or performing any of the duties of the Trustee; but the Trustee at all times shall be obligated to act in good faith and to exercise reasonable prudence.

      (10) No person dealing with the Trustee shall be obligated to inquire into the Trustee's powers with respect to any action which the Trustee may propose to take, and the receipt of the Trustee for any payment made or property transferred to the Trustee by any person shall constitute a complete acquittance to such person for such payment or property and its proper application.

      (b) During periods prior to a Change of Control, the Committee shall have the following powers and authority with respect to the assets of the Participant's or Beneficiary's separate account(s) held in the Trust (and respective Employer's sub-trust):

      (1) The Committee may direct the Trustee to hold the assets held in the Trust (or respective Employer's sub-trust) as one fund in accordance with and for the purposes hereinafter set forth in this Section 8(b) or from time to time to divide and redivide the assets held in the Trust (or respective Employer's sub-trust), for such purposes, into two or more funds, of which the first shall be designated as "Investment Fund A" and each other shall be designated by another letter of the alphabet. For the purposes of this
   Section 8(b), the Trust (or respective Employer's sub-trust) or, in the event of its division as provided in this Section 8(b), each separate Investment Fund, shall hereinafter be referred to as an "Investment Fund". At the time of the first division and of each redivision, the Committee may specify the part of the assets held in the Trust (and respective Employer's sub-trust) to be allocated to each Investment Fund, and the Committee may reallocate all or any part of such assets between or among the Investment Funds from time to time. For all purposes other than investment purposes (except as otherwise provided in this Agreement with respect to separate accounts and sub-trusts), such assets shall be held as a single trust fund.

      (2) From time to time the Committee may designate one or more persons, or may designate itself, to act as an "investment manager" hereunder by written notice to the Trustee, with authority to direct the investment and reinvestment of the Investment Fund or Funds specified in such notice. The Trustee may rely upon any such appointment continuing in effect until it receives written notice from the Committee of its revocation. The Committee may by similar notice modify or terminate such designation and authority from time to time. So long as, and to the extent that, any such designation is in effect, the Trustee shall invest, reinvest and retain the Investment Fund assigned to an investment manager and the Trustee shall exercise its investment powers set forth in Section 8(a) (including the powers set forth in clause (1)(D) thereof) in accordance with instructions received from such investment manager. So long as, and to the extent that, no such designation is in effect, the Trustee shall invest, reinvest and retain, in accordance with its sole discretion, that part of the Trust not assigned to an investment manager.

      (3) All instructions from an investment manager to the Trustee shall be in writing (or by telephone or telegraph confirmed in writing) and shall be complete in all reasonable and necessary details. The Trustee shall have no duty to question such instructions nor shall the Trustee incur any liability for following such instructions. The Corporation shall indemnify the Trustee, in its capacity as Trustee and individually, from any liability with regard to following such instructions from an investment manager or from refraining from action in the absence of instructions from a duly appointed investment manager. Without limitation of the generality of the preceding sentence, the Corporation shall indemnify and hold the Trustee harmless against any and all actions, claims, demands, liabilities, losses, damages or expenses of whatsoever kind and nature, whenever arising, which arise from the failure by the Trustee to pay for property purchased by the investment manager for the Trust, by reason of the insufficiency of funds in the Trust.

      (4) The Committee shall regularly notify each designated investment manager of the anticipated requirements for disbursements from the Investment Fund or Funds under his or its direction, and shall direct the Trustee to hold cash funds uninvested in such amounts and for such periods of time as may appear to be reasonably necessary to meet cash requirements. Notwithstanding the appointment of an investment manager, the Trustee is authorized in its sole discretion to invest and reinvest the cash forming a part of any Investment Fund, which it has not been directed to hold uninvested, in such certificates of deposit, variable demand notes, corporate money market instruments such as commercial paper and U.S. Treasury bills and notes, repurchase agreements or other evidences of indebtedness which are payable on demand or which generally have a maturity date of not more than fifteen (15) months from the time of acquisition and including units of any common trust fund holding any such investments administered by the Trustee, as the Trustee in its sole discretion deems suitable for the Investment Fund. The Trustee does not guarantee any such obligation, deposit, note, or other investment made by it from loss, depreciation, or diminution in value.

      (5) Payment of the cost of the acquisition, sale or exchange of any security or other property for an Investment Fund shall be charged to such Investment Fund.

      (6) The investment manager shall receive such compensation as may be agreed upon by it and the Committee, which compensation shall be paid by the Corporation.

      (7) If the Committee appoints an investment manager, the Trustee shall be relieved of its rights, duties and obligations hereunder to the extent delegated to such investment manager in accordance with this Agreement.

      (8) All actions (and inaction) by the Committee pursuant to this Section 8(b) shall be in a nonfiduciary capacity (except with respect to any fiduciary duties to the Corporation and its shareholders).

SECTION 9. ACCOUNTING BY TRUSTEE.

      The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Committee and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Committee, the Corporation, an Employer, and, after a Change of Control and with respect to his separate account(s) only, by a Participant or his Beneficiary. Within sixty (60) days following the close of each fiscal quarter of the Corporation and within sixty
(60) days after the resignation or removal of the Trustee, the Trustee shall deliver to the Committee, and after a Change of Control and with respect to his separate account(s) only, to each Participant or his Beneficiary, a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such resignation or removal, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such quarter or as of the date of such resignation or removal, as the case may be. In the absence of the filing in writing with the Trustee by the Committee of exceptions or objections to any such account within 60 days, the Committee, or the Participant or his Beneficiary with respect to his separate account(s) after a Change of Control, shall be deemed to have approved such account, and in such case, or upon the written approval by the Committee, or the Participant or his Beneficiary with respect to his separate account(s) after a Change of Control, of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

SECTION 10. RESPONSIBILITY OF TRUSTEE.

      (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent corporate trustee acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval contemplated by and complying with the terms of this Agreement.

      (b) The Trustee shall not be required to undertake or to defend any litigation on behalf of the Trust, unless it be first indemnified by the Corporation against its prospective costs, expenses and the liability, and the Corporation hereby agrees to indemnify Trustee for such costs, expenses, and liability. If the Corporation does not make payment to the Trustee of an agreed indemnity for such costs, expenses, and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust to the extent permitted under applicable law and in accordance with Section 11.

      (c) The Trustee may consult with legal counsel (who may also be counsel generally or specially for the Trustee or the Corporation or their affiliates) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

      (d) The Trustee may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the Corporation, the Committee, an Employer, or a Participant or Beneficiary.

SECTION 11. COMPENSATION AND EXPENSES OF TRUSTEE.

      The Trustee shall be entitled to receive reasonable compensation for its services in accordance with its published fee schedule as in effect from time to time, a copy of which as amended from time to time shall be provided to the Corporation and is hereby incorporated by reference into and made a part of this Agreement. The Trustee shall be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust, including fees and expenses incurred by the Trustee pursuant to this Agreement (including attorney's fees and court costs). Such compensation and expenses shall be paid by the Corporation. If the Corporation fails to pay such compensation and expenses within thirty (30) business days after written request therefor has been made by the Trustee, such compensation and expenses may be paid from the assets of the Trust and charged against the separate accounts from time to time held under the Trust in such proportions as the Trustee shall deem equitable, but the Corporation shall remain liable therefor and the Trustee shall take reasonable action, including, but not limited to, institution of legal action, to collect such compensation and expenses and upon such collection shall credit the separate accounts under the Trust to which such compensation and expenses were charged with the net proceeds of such collection in such proportions as the Trustee deems equitable. The expenses incurred by the Trustee in connection with any reasonable action required to obtain payment of such compensation or expenses shall constitute additional expenses for which the Trustee shall be entitled to reimbursement under this Section 11.

SECTION 12. TENURE AND SUCCESSION OF TRUSTEES.

      (a) Each Trustee from time to time serving under this Agreement shall have the right to resign by at least 45 days advance written notice to the Committee (unless the Committee shall accept shorter notice), and if a Change of Control has not occurred the Committee may remove any Trustee from time to time serving under this Agreement by at least 45 days advance written notice (unless the Trustee shall accept shorter notice) to the Trustee received by the Trustee prior to a Change of Control. No such resignation or removal shall become effective, however, until the acceptance of the Trust by a successor Trustee designated in accordance with Section 12(b) of this Agreement.

      (b) If the Trustee, or any successor to it designated in accordance with this Section 12(b), for any reason shall resign, decline, cease or otherwise fail to serve as Trustee or be removed by the Committee, a new trustee shall be appointed by the Committee if a Change of Control shall not have occurred. If the Trustee should resign, decline, cease, or otherwise fail to serve as Trustee, and a Change of Control has occurred or does occur, or within 45 days of such resignation, declination, cessation, or failure to serve the Committee shall not have notified the Trustee of a successor trustee, the Trustee shall appoint a successor trustee or may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor trustee. A successor trustee shall be a bank or trust company (1) that the appointing person or entity in its sole discretion considers an appropriate trustee for the Trust, having due regard for the objectives, magnitude, and expected duration of the Trust; (2)(i) whose trust assets under investment would place it among the 100 largest trust companies in the United States or (ii) which is a national banking association or established under the laws of one of the states of the United States and which has gross assets in excess of $1 billion; and (3) which is independent and not subject to the control of the Corporation, an Employer or a Participant or Beneficiary. The preceding determinations shall be made as of the time of appointment of the successor trustee.

      (c) Upon acceptance of the Trust, each successor Trustee shall be vested with the title to the Trust assets possessed by the Trustee which it succeeds less any amounts to which the predecessor Trustee may be entitled under Section 11 and shall have all the powers, discretions, and duties of such predecessor Trustee; provided, however, the predecessor Trustee may reserve such reasonable amount as it shall deem necessary to provide for expenses and compensation to which it may be entitled under Section 11 and any taxes or other sums chargeable against the Trust for which it may be liable, and in the event that the amount so reserved is insufficient for such purposes, the Trustee shall be entitled to reimbursement from the Corporation or, in the absence thereof, the successor Trustee. No successor Trustee shall be required to furnish bond.

      (d) Each successor Trustee may accept as complete and correct and may rely upon any accounting by any predecessor Trustee and upon any statement or representation by any predecessor Trustee as to the assets comprising or any other matter pertaining to the administration of the Trust. No successor Trustee shall be liable for any act or omission of any predecessor Trustee or have any duty to enforce or seek to enforce any claim of any kind against any predecessor Trustee on account of any such act or omission.

SECTION 13. AMENDMENT AND TERMINATION.

      (a) This Agreement shall not be subject to amendment by the Corporation or any other organization or individual in any respect, except as provided in this
Section 13(a). At any time and from time to time the Corporation may amend this Agreement in any respect, but only by delivery to the Trustee of an instrument authorized by the Committee which is signed by two officers of the Corporation; provided, however, that no such amendment delivered to the Trustee on or after a Change of Control shall be effective unless the Corporation shall obtain the written consent to such amendment of any Participant or Beneficiary affected by such amendment and provide the Trustee with such evidence of such consent as the Trustee shall reasonably require. Any amendment shall be effective only upon the Trustee's written acceptance of such amendment, which acceptance shall not be unreasonably withheld unless such amendment would affect the powers, duties, liabilities, or compensation of the Trustee. For purposes of this Section 13(a), any amendment to this Agreement may be made with respect only to the separate account of an individual Participant or Beneficiary, in which case such amendment shall be deemed not to affect any other Participant or Beneficiary.

      (b) After full satisfaction of the benefits under the Plan of a Participant or Beneficiary as determined under Section 7(c) of this Agreement, any remaining Trust assets attributable to the Participant's or Beneficiary's separate account shall be returned to the Employer of the respective sub-trust or redistributed to other separate accounts under the Trust (and respective Employer's sub-trust) at the Employer's option and upon a written direction by the Committee to the Trustee to such effect.

      (c) The Trust shall terminate on the earlier of the date on which prior to a Change of Control the Trustee receives an instrument revoking the Trust that is authorized by the Committee and is signed by two officers of the Corporation or the first date on which all Participants and Beneficiaries are no longer entitled to benefits under the Plan.

      (d) Upon termination of the Trust as provided in Section 13(c) of this Agreement, any assets remaining in the Trust shall be returned to the Employer of the respective sub-trust.

SECTION 14. AMENDMENTS TO PLAN.

      (a) The Corporation may amend or terminate the Plan as provided therein and shall promptly furnish the Trustee with copies of any modification, amendment, restatement, or change of the Plan.

      (b) Notwithstanding the foregoing provisions of Section 14(a) of this Agreement, any modification, amendment, restatement, termination or change of the Plan that would increase the responsibilities or liabilities of the Trustee under this Agreement or change its duties under this Agreement shall not be binding upon the Trustee without the written consent of the Trustee, and if the Trustee shall decline to so consent it shall forthwith resign as Trustee as provided in Section 12 of this Agreement.

SECTION 15. GENERAL PROVISIONS.

      (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

      (b) No right or interest of any Participant or Beneficiary under this Agreement may (either at law or in equity) be anticipated, assigned, alienated, encumbered, pledged or subject to attachment, garnishment, levy, execution or other legal or equitable process, and any attempted anticipation, assignment, alienation, encumbrance, pledge, attachment, garnishment, levy, execution, or subjection to process shall be void ab initio. Except to the extent amounts have been paid in excess of that due in accordance with the Plan, no amount paid to a Participant or Beneficiary by Trustee shall be subject to any claim for repayment by the Corporation, Employer or Trustee.

      (c) Nothing in this Agreement shall in any way diminish the rights of a Participant or Beneficiary to pursue his rights as a general creditor of the Employer or Corporation with respect to the benefits under the Plan or otherwise, and the rights or obligations of a Participant or Beneficiary and the Employer or Corporation under the Plan shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement except that any payment actually received by a Participant or Beneficiary hereunder shall reduce amounts otherwise due to the Participant or Beneficiary pursuant to the Plan as provided in this Agreement.

      (d) If at any relevant time the Committee shall not exist or be acting, then any action contemplated herein to be taken by the Committee shall be taken by the Board.

      (e) Except as may otherwise be provided hereunder or agreed to in writing between the Corporation and the Trustee, the Corporation shall have responsibility for the preparation and delivery to persons and governmental agencies of all information, descriptions, reports and returns required by law; the Trustee shall, however, provide such reasonable assistance to the Corporation as is necessary or appropriate for the Corporation to perform such obligations. Notwithstanding the foregoing provisions of this Section 15(e), however, the Trustee shall have responsibility for filing any returns or reports imposed upon the Trustee as trustee of the Trust with respect to the Trust under the Code, and the Corporation shall provide such reasonable assistance to the Trustee as is necessary or appropriate for the Trustee to file such returns or reports. The Trustee shall be entitled, as it may deem appropriate, to require the Corporation, Employer or any person having any interest under the Plan or in, to, or under the Trust, to provide such certifications and proofs of facts as shall permit the Trustee to perform its duties under applicable law and regulations adopted thereunder as may be in effect from time to time, or to exercise the powers granted the Trustee under the Trust.

      (f) The creation or maintenance of the Trust shall not entitle any person to continued employment with the Corporation, Employer or any of their subsidiaries or affiliates or otherwise affect any such employment relationship, nor shall it entitle any person to continued status as a director of the Corporation, Employer or any of their subsidiaries or affiliates.

      (g) Each Participant or Beneficiary is an intended beneficiary under this Trust, and, as an intended beneficiary, shall be entitled to enforce the terms and provisions of this Agreement applicable to the Participant or Beneficiary.

      (h) This Agreement may be executed in two or more counterparts, each of which shall be considered an original agreement.

      (i) All notices, requests, consents, and other communications required hereunder shall be in writing and shall be effective when received:

      If to the Corporation or an Employer at:

                                      Brush Engineered Materials Inc.
                                      17876 St. Clair Avenue
                                      Cleveland, Ohio 44110-2697
                                      Attention: Secretary

      If to the Trustee at: Fifth Third Bank
                            Fifth Third Center MD: A6513C
                            600 Superior Avenue, East
                            Cleveland, Ohio 44114
                            Attention: Craig A. Bush (Institutional Client
                            Group)

      If to a Participant at: The address set forth on the Participant Listing;

provided, however, that if any of the foregoing or its or his successors shall have designated a different address by written notice, then at the last address so designated.

      (j) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

SECTION 16. INDEMNIFICATION OF THE TRUSTEE.

      Notwithstanding any other provision herein to the contrary, and whether or not the Trustee has resigned or been removed, except to the extent that it is judicially determinated that the Trustee has acted with neglect or willful misconduct, the Corporation shall indemnify the Trustee against any liabilities, losses, damages, and expenses, including attorney's, accountant's, and other advisors' fees, incurred as a result of:

      (a) any action of the Trustee taken in good faith in accordance with any information, instruction, direction, or opinion given the Trustee by any person or entity authorized under this Agreement to give any such information, instruction, direction, or opinion to the Trustee; or

      (b) the failure of any person or entity to make timely disclosure to the Trustee of information that there is an obligation under this Agreement to disclose to the Trustee and that any such person knows or should know if it acted in a reasonably prudent manner.

SECTION 17. AMERICAN JOBS CREATION ACT OF 2004.

      Notwithstanding any other provision herein to the contrary, the Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto. Accordingly, this Agreement shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Corporation to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on and after January 1, 2005, including as contemplated by Section 885(f) of the AJCA. Notwithstanding any provision of this Agreement to the contrary:

      (a) The Trust and assets of the Trust shall not be located or transferred outside of the United States within the meaning of the AJCA; and

      (b) Amounts shall not be contributed to the Trust in connection with a change in the Corporation's or Employer's financial health within the meaning of the AJCA, and assets of the Trust shall not otherwise be or become restricted in connection with a change in the Corporation's or Employer's financial health within the meaning of the AJCA.

      IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed as of the date first above written, and the Trustee has caused this Agreement to be executed on March 10th, 2005.

                            BRUSH ENGINEERED MATERIALS INC.

                            By /s/ Michael C. Hasychak
                               Title: Vice President, Treasurer and Secretary

                            And /s/ Gary Schiavoni
                                Title: Assistant Treasurer, Assistant Secretary

                            FIFTH THIRD BANK

                            By /s/ Craig Bush
                               Title: Vice President

                            And /s/ Richard Latts
                                Title: Assistant Vice President

                                 EXHIBIT 5(b)(1)

                      CERTIFICATE UNDER SECTION 5(b)(1) OF
               TRUST AGREEMENT FOR BRUSH ENGINEERED MATERIALS INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN II

      The undersigned hereby certifies to _____________________, Trustee (the "Trustee") under the Trust Agreement for Brush Engineered Materials Inc. Executive Deferred Compensation Plan II dated ___________________, _____ (the "Trust Agreement"), that:

      (1) The undersigned is a Participant or a Beneficiary.

      (2) A Change of Control as described in Section 4 of the Trust Agreement with respect to the undersigned has occurred.

      (3) The undersigned, or the Participant through whom the Beneficiary claims, has complied with all terms of the Plan in order to receive a payment [or aggregate payments] of $__________________, which is [are] currently due and owing but has [have] not been delivered by the Employer or Corporation.

      (4) The date(s) on which the delivery(s) referred to in (3) above was or were due are as follows:
_______________________________________________________________________________
_______________________________________________________________________________
___________________________________________________________

      (5) The Trustee is hereby directed to pay the undersigned
$________________ [and interest thereon] pursuant to Section 5(b) of the Trust Agreement.

      (6) The undersigned hereby acknowledges and agrees, on behalf of himself and his heirs, executors, administrators, successors and assigns, that any payment or transfer of Investment Property received by the undersigned from the Trustee pursuant to this Certificate, shall constitute a payment to the undersigned under the Plan and shall satisfy the Employer's and Corporation's liability, if any, with respect thereto to the extent of such payment and that if and to the extent that a final, unappealable order of a court of competent jurisdiction shall hold that the undersigned was not entitled to such payment, the undersigned shall be liable therefor to the Employer and Corporation.

      (7) Accompanying this Certificate is an affidavit certifying that this Certificate is true, correct and complete to the best of the undersigned's knowledge and binding upon the undersigned and the undersigned's heirs, executors, administrators, successors and assigns, and that copies of this Certificate have been delivered to Brush Engineered Materials Inc.

      (8) All capitalized terms used in this Certificate that are not defined herein shall have the meanings given to those terms under the Trust Agreement.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this ______ day of _________________, _______

                                          __________________________________

                                          Print Name: ______________________

                                 EXHIBIT 5(b)(2)

                                    AFFIDAVIT

      ____________________________________, being first duly sworn, deposes and says:

      1. That the statements, representations, and acknowledgements made by the undersigned in the Certificate attached hereto are true, correct, and complete to the best of the undersigned's knowledge;

      2. That the statements, representations, acknowledgements, and agreements made by the undersigned in the Certificate attached hereto are binding upon the undersigned and the undersigned's heirs, executors, administrators, successors, and assigns; and

      3. That copies of the Certificate attached hereto have been delivered to Brush Engineered Materials Inc., to the attention of its Board of Directors and its Chief Executive Officer.

                                          _____________________________________
                                          (signature)

STATE OF ________________, COUNTY OF _______________, SS:

      Before me, a Notary Public in and for said State and County, personally appeared the above named ____________________________________________ who, in my
presence, subscribed and swore to the foregoing instrument and acknowledged that the same is his or her voluntary act and deed.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal at ___________________, ____________________, this _______ day of
_____________________, _____.

                                          _____________________________________
                                                   Notary Public

                                  EXHIBIT 5(c)

                   LETTER TO PARTICIPANT OR BENEFICIARY UNDER
                 SECTION 5(b) OR SECTION 5(c) OF TRUST AGREEMENT
     BRUSH ENGINEERED MATERIALS INC. EXECUTIVE DEFERRED COMPENSATION PLAN II

_______________________
_______________________
_______________________

Dear _____________________:

      Enclosed is ______________, in payment to you under the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II. [This payment is net of applicable tax withholding as follows:_________________________________.] By
[cashing the enclosed check], you acknowledge and agree that ___________ [pre-tax withholding amount] [has] been paid to you under the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II.

                                          [Trustee]

                                          By: _______________________________
                                              Title: